SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Registration Statement Under

THE SECURITIES ACT OF 1933

CEL-SCI CORPORATION
(Exact name of registrant as specified in charter)

Colorado
(State or other jurisdiction of incorporation)

84-0916344	8229 Boone Blvd. #802 Vienna, Virginia 22182 (703) 506-9460
(IRS Employer I.D. Number)	(Address, including zip code, and telephone number including area of principal executive offices)

Geert Kersten 8229 Boone Blvd. #802 Vienna, Virginia 22182 (703) 506-9460
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

William T. Hart, Esq.

Hart & Hart

1624 Washington Street

Denver, Colorado 80203

(303) 839-0061

As soon as practicable after the effective date of this Registration Statement

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

CEL-SCI CORPORATION

375,000 Shares of Common Stock

This prospectus relates to the possible resale, from time to time, by the selling shareholder identified in this prospectus of up to 375,000 shares of our common stock, which were issued in payment for services in connection with our confirmatory Phase III clinical trial.

The selling shareholder may offer the shares from time to time as the selling shareholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” or a supplement to this prospectus.  The selling shareholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

The registration of these shares does not necessarily mean that the selling shareholder will sell any of its shares.  We are not offering for sale any shares of our common stock pursuant to this prospectus. We will not receive any proceeds from the sale of these shares.

Our common stock is listed on the NYSE American under the symbol “CVM.”  On November 6, 2025, the closing price for our Common Stock was $6.64 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 4, and beginning on page 26 of our Annual Report on Form 10-K for the year ended September 30, 2024, which is incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is _____________, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling shareholder named herein may, from time to time, offer and sell or otherwise dispose of the securities covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Neither we nor the selling shareholder have authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that is important to you. You should read the entire prospectus carefully, especially the discussion regarding the risks of investing in our securities under the heading “Risk Factors,” before investing in our securities. All references to “Company” “we,” “our” or “us” refer solely to CEL-SCI Corporation.

Our Company

We are dedicated to research and development directed at improving the treatment of cancer and other diseases by using the immune system, the body’s natural defense system. We are currently focused on the development of the following product candidates and technologies:

1)	Multikine® (Leukocyte Interleukin, Injection), or Multikine, an investigational immunotherapy under development for the potential treatment of certain head and neck cancers;

2)	L.E.A.P.S. (Ligand Epitope Antigen Presentation System) technology, or LEAPS, with several product candidates under development for the potential treatment of rheumatoid arthritis.

We were formed as a Colorado corporation in 1983. Our principal office is located at 8229 Boone Boulevard, Suite 802, Vienna, Virginia 22182. Our telephone number is 703-506-9460 and our web site is www.cel-sci.com. Except for the information incorporated by reference, the information contained in, and that which can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

Our common stock is publicly traded on the NYSE American under the symbol “CVM”. The high and low closing prices of our common stock, as reported by the NYSE American, during the three months ended September 30, 2025 were $13.04 and $2.29, respectively.

We make our electronic filings with the Securities and Exchange Commission (SEC), including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports.  These reports are available on our website free of charge as soon as practicable after they are filed or furnished to the SEC. See “Where You Can Find Additional Information.”

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THE OFFERING

We are registering for resale by the selling shareholder named herein an aggregate of 375,000 shares of our Common Stock as described below.

Securities being offered:	375,000 shares of our Common Stock.

Common stock outstanding	8,016,035

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of shares of our common stock by the selling shareholder.

Risk Factors

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of information that should be considered in connection with an investment in our securities.

The number of outstanding shares of common stock is based on 8,016,035 shares of common stock outstanding as of November 6, 2025 and excludes:

•	709,913 shares of our common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $152.13 per share; and

•	36,421 shares of our common stock issuable upon the exercise of warrants outstanding at a weighted average exercise price of $94.76 per share.

On November 5, 2025, we entered into a securities purchase agreement with Ergomed Group Limited, pursuant to which we issued and sold to Ergomed 375,000 shares of common stock.  The Securities Purchase Agreement required us to file a registration statement registering the resale of the securities issued to Ergomed.

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RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 before making a decision about investing in our securities. The risks and uncertainties discussed below and in our Annual Report on Form 10-K for the fiscal year ended September 30, 2024 are not the only ones facing us. Additional risks and uncertainties not presently known to us may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment.

Risks Related to Clinical Development, Government Approvals and the Marketing of Biopharmaceutical Products

CEL-SCI depends heavily on the success of Multikine, for which Phase III data has been presented, while its other candidates are still in preclinical phases. CEL-SCI’s product candidates must undergo rigorous preclinical and clinical testing and regulatory approvals, which could be costly and time-consuming and subject CEL-SCI to unanticipated delays or prevent CEL-SCI from marketing any products. If CEL-SCI is unable to advance its product candidates in clinical development, obtain regulatory approval and ultimately commercialize its product candidates, or experiences significant delays in doing so, CEL-SCI’s business will be materially harmed.

CEL-SCI currently has no products approved for sale and CEL-SCI cannot guarantee that it will ever have marketable products. CEL-SCI’s product candidates are subject to premarket approval from the FDA in the United States, the EMA in the European Union, and by comparable agencies in most foreign countries before they can be sold. Before obtaining marketing approval, these product candidates must undergo costly and time consuming preclinical and clinical testing which could subject CEL-SCI to unanticipated delays and may prevent CEL-SCI from marketing the product candidates in the future. There can be no assurance that such approvals will be granted on a timely basis, if at all.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials of the product candidates may not be predictive of the results of later-stage clinical trials. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier trials. CEL-SCI’s current and future clinical trials may not be successful.

CEL-SCI is in the early development stages for the candidates designed using its LEAPS technology and has not yet initiated any clinical studies for any of those product candidates. Clinical trials can be delayed for a variety of reasons, including delays related to:

•	the availability of financial resources needed to commence and complete the planned trials;

•	obtaining regulatory approval to commence a trial;

•	reaching agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

•	obtaining Institutional Review Board, or IRB, approval at each clinical trial site;

•	recruiting suitable patients to participate in a trial;

•	having patients complete a trial or return for post-treatment follow-up;

•	clinical trial sites deviating from trial protocol or dropping out of a trial;

•	adding new clinical trial sites; or

•	manufacturing sufficient quantities of the product candidate for use in clinical trials.

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Patient enrollment, a significant factor in the timing of clinical trials, is affected by many factors including the competence of the CRO running the study, size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians' and patients’ perceptions as to the potential advantages of the drug being studied in relation to other available therapies, including any new drugs that may be approved for the indications CEL-SCI is investigating. Furthermore, CEL-SCI relies on CROs and clinical trial sites to ensure the proper and timely conduct of the clinical trials and while CEL-SCI has agreements governing their committed activities, CEL-SCI has limited influence over their actual performance.

CEL-SCI could also encounter significant delays and/or need to terminate a development program for a product candidate if physicians encounter unresolved ethical issues associated with enrolling patients in clinical trials of the product candidates while existing treatments have established safety and efficacy profiles. Further, a clinical trial may be suspended or terminated by CEL-SCI, one or more of the IRBs for the institutions in which such trials are being conducted, by CEL-SCI upon a final recommendation by the Independent Data Monitoring Committee, or IDMC, with which CEL-SCI agrees for such trial, or by FDA or other regulatory authorities due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or the clinical protocols, as a result of inspection of the clinical trial operations or trial site(s) by FDA or other regulatory authorities, the imposition of a clinical hold or partial clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a product candidate, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial. The occurrence of any one or more of these events would have significant and severe material consequences for CEL-SCI and could impact CEL-SCI’s ability to continue as a going concern.

If CEL-SCI experiences termination of, or delays in the completion of, any clinical trial of its product candidates, the commercial prospects for the product candidates will be harmed, and the ability to generate product revenues will be delayed. In addition, any delays in completing the clinical trials will increase the costs, slow the product development and approval process and jeopardize the ability to commence product sales and generate revenues. Any of these occurrences may harm CEL-SCI’s business, prospects, financial condition and results of operations significantly. Many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to a delay or the denial of regulatory approval for the product candidates.

CEL-SCI cannot be certain when or under what conditions it will undertake future clinical trials. Early trials for the other product candidates, or the plans for later trials, may not satisfy the requirements of regulatory authorities, such as the FDA. CEL-SCI may fail to find subjects willing to enroll in the trials. Accordingly, the clinical trials relating to the product candidates may not be completed on schedule, the FDA or foreign regulatory agencies may order CEL-SCI to stop or modify research, or these agencies may not ultimately approve any of the product candidates for commercial sale. Varying interpretations of the data obtained from pre-clinical and clinical testing could delay, limit or prevent regulatory approval of the product candidates. The data collected from the clinical trials may not be sufficient to support regulatory approval of the various product candidates, including Multikine. The failure to adequately demonstrate the safety and efficacy of any of the product candidates would delay or prevent regulatory approval of the product candidates in the United States, which could prevent CEL-SCI from achieving profitability.

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The development and testing of product candidates and the process of obtaining regulatory approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject an applicant to administrative or judicial sanctions. FDA sanctions could include, among other actions, refusal to approve pending applications, withdrawal of an approval, a clinical hold, termination of the confirmatory Phase III study, warning letters, product recalls or withdrawals from the market, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, and payment of civil or criminal penalties. Any agency or judicial enforcement action could have a material adverse effect on CEL-SCI.

The requirements governing the conduct of clinical trials, manufacturing and marketing of the product candidates, including Multikine, outside the United States vary from country to country. Foreign approvals may take longer to obtain than FDA approvals and can require, among other things, additional testing and different trial designs. Foreign regulatory approval processes include all of the risks associated with the FDA approval process. Some of those agencies also must approve prices for products approved for marketing. Approval of a product by the FDA or the EMA does not ensure approval of the same product by the health authorities of other countries. In addition, changes in regulatory requirements for product approval in any country during the clinical trial process and regulatory agency review of each submitted new application may cause delays or rejection.

CEL-SCI has only limited experience in filing and pursuing applications necessary to gain regulatory approvals.

This lack of experience may impede its ability to obtain timely approvals from regulatory agencies, if at all. CEL-SCI will not be able to commercialize Multikine and its other product candidates until CEL-SCI has obtained regulatory approval. In addition, regulatory authorities may also limit the types of patients to which CEL-SCI or its third party partners may market Multikine (if approved) or the other product candidates. Any failure to obtain or any delay in obtaining required regulatory approvals may adversely affect CEL-SCI’s or its third party partners’ ability to successfully market the product candidates.

Even if CEL-SCI obtains regulatory approval for its investigational products, CEL-SCI will be subject to stringent, ongoing government regulation.

If CEL-SCI’s investigational products receive regulatory approval, either in the United States or internationally, those products will be subject to limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval and may contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials, and surveillance of the safety and efficacy of the investigational products. CEL-SCI will continue to be subject to extensive regulatory requirements. These regulations are wide-ranging and govern, among other things:

•	product design, development and manufacture;

•	product application and use

•	adverse drug experience monitoring and reporting;

•	product advertising and promotion;

•	product manufacturing, including compliance with good manufacturing practices;

•	record keeping requirements;

•	registration and listing of products with the FDA, EMA and other state and national agencies;

•	product storage and shipping;

•	drug sampling and distribution requirements;

•	electronic record and signature requirements; and

•	labeling changes or modifications.

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CEL-SCI and any of its third party manufacturers or suppliers must continually adhere to federal regulations setting forth human drug and biologic manufacturing requirements, known as current Good Manufacturing Practices, or cGMPs, and their foreign equivalents, which are enforced by the FDA, the EMA and other national regulatory bodies through their facilities inspection programs. If the facilities, or the facilities of the contract manufacturers or suppliers, cannot pass a pre-approval inspection by regulators or fail such inspections in the future, the FDA, EMA or other national regulators will not approve the marketing applications for the product candidates, or may withdraw any prior approval. In complying with cGMP and foreign regulatory requirements, CEL-SCI and any of its potential third party manufacturers or suppliers will be obligated to expend time, money and effort in production, record-keeping and quality control to ensure that the product candidates meet applicable specifications and other requirements.

If CEL-SCI does not comply with regulatory requirements at any stage, whether before or after marketing approval is obtained, CEL-SCI may be subject to, among other things, license suspension or revocation, criminal prosecution, seizure, injunction, fines, be forced to remove a product from the market or experience other adverse consequences, including restrictions or delays in obtaining regulatory marketing approval for such products or for other product candidates for which CEL-SCI seeks approval. This could materially harm CEL- SCI’s financial results, reputation and stock price. Additionally, CEL-SCI may not be able to obtain the labeling claims necessary or desirable for product promotion. If CEL-SCI or other parties identify adverse effects after any of the products are on the market, or if manufacturing problems occur, regulatory approval may be suspended or withdrawn. CEL-SCI may be required to reformulate products, conduct additional clinical trials, make changes in product labeling or indications of use, or submit additional marketing applications to support any changes. If CEL-SCI encounters any of the foregoing problems, its business and results of operations will be harmed and the market price of its common stock may decline.

The FDA and other governmental authorities’ policies may change and additional government regulations may be enacted that could prevent, limit or delay regulatory approval of CEL-SCI’s product candidates. If CEL-SCI is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if CEL-SCI is not able to maintain regulatory compliance, CEL-SCI may lose any marketing approval that it may have obtained, which would adversely affect its business, prospects and ability to achieve or sustain profitability. CEL-SCI cannot predict the extent of adverse government regulations which might arise from future legislative or administrative action. Without government approval, CEL-SCI will be unable to sell any of its product candidates.

CEL-SCI’s product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial utility of an approved prescribing label, or result in significant negative consequences following marketing approval, if any.

Undesirable side effects caused by its product candidates could cause CEL-SCI or regulatory authorities to interrupt, delay or halt clinical trials and could result in a more restrictive label or the delay or denial of regulatory approval by the FDA or other comparable foreign authorities. Results of the clinical trials could reveal a high and unacceptable severity and/or prevalence of these or other side effects. In such an event, the trials could be suspended or terminated and the FDA or comparable foreign regulatory authorities could order CEL-SCI to cease further development of, or deny approval of, the product candidates for any or all targeted indications. The drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete the trial or result in potential product liability claims. Any of these occurrences may harm CEL-SCI’s business, financial condition and prospects significantly.

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Additionally, if one or more of the product candidates receives marketing approval, and CEL-SCI or others later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result, including but not limited to the following:

•	regulatory authorities may withdraw approvals of such product or require product recalls;

•	regulatory authorities may require additional warnings on the label or impose restrictions on product distribution or use;

•	regulatory authorities may require CEL-SCI to conduct new post-marketing studies or clinical trials;

•	CEL-SCI could receive warning or untitled letters from the FDA or comparable notices of violations from foreign regulatory authorities;

•	CEL-SCI may be required to create a medication guide outlining the risks of such side effects for distribution to patients;

•	CEL-SCI could be sued and held liable for harm caused to patients; and

•	CEL-SCI’s reputation may suffer.

Any of these events could prevent CEL-SCI from achieving or maintaining market acceptance of a particular product candidate, if approved, and could significantly harm its business, results of operations and prospects.

CEL-SCI relies on third parties to conduct its preclinical and clinical trials. If these third parties do not successfully carry out their contractual duties and meet regulatory requirements, or meet expected deadlines, CEL-SCI may not be able to obtain regulatory approval for or commercialize the product candidates and its business could be substantially harmed.

CEL-SCI does not have the ability to independently conduct large clinical trials. CEL-SCI has relied upon and plans to continue to rely upon third party CROs to prepare for, conduct, monitor and manage data for its clinical programs, including the confirmatory Phase III trial for Multikine. CEL-SCI relies on these parties for all aspects of the execution of its clinical trials and although CEL-SCI diligently oversees and carefully manages the CROs, CEL-SCI directly controls only certain aspects of their activities and relies upon them to provide timely, complete, and accurate reports on the conduct of the studies. Although such third parties provide support and represent CEL-SCI for regulatory purposes in the context of the clinical trials, ultimately CEL-SCI is responsible for ensuring that each of the studies is conducted in accordance with the applicable protocol, legal, regulatory, and scientific standards, and the reliance on the CROs does not relieve CEL-SCI of its regulatory responsibilities. CEL-SCI and the CROs acting on CEL-SCI’s behalf, as well as principal investigators and trial sites, are required to comply with Good Clinical Practice, or GCP, and other applicable requirements, which are implemented through regulations and guidelines enforced by the FDA, the Competent Authorities of the Member States of the European Economic Area, or EEA, and comparable foreign regulatory authorities for all of the products in clinical development. Regulatory authorities enforce these GCPs through periodic inspections of trial sponsors, principal investigators, and trial sites. If CEL-SCI or any of the CROs fail to comply with applicable GCPs or other applicable regulations, the clinical data generated in the clinical trials may be determined to be unreliable and CEL-SCI may therefore need to enroll additional subjects in the clinical trials, or the FDA, EMA or comparable foreign regulatory authorities may require CEL-SCI to perform an additional clinical trial or trials before approving the marketing applications. Moreover, if CEL-SCI or any of the CROs, principal investigators, or trial sites, fail to comply with applicable regulatory and GCP requirements, CEL-SCI, the CROs, principal investigators, or trial sites may be subject to enforcement actions, such as fines, warning letters, untitled letters, clinical holds, civil or criminal penalties, and/or injunctions. CEL-SCI cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of the clinical trials comply with cGCP regulations. In addition, the clinical trials must be conducted with product produced under cGMP regulations. The failure to comply with these regulations may require CEL-SCI to delay or repeat clinical trials, which would delay the regulatory approval process.

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If any of the relationships with the third party CROs terminate, CEL-SCI may not be able to enter into arrangements with alternative CROs or to do so on commercially reasonable terms. In addition, the CROs are not CEL-SCI’s employees, and except for remedies available to CEL-SCI under the agreements with such CROs, CEL-SCI cannot control whether or not they devote sufficient time and resources to the on-going clinical, nonclinical and preclinical programs. If CROs do not successfully fulfill their regulatory obligations, carry out their contractual duties or obligations or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the clinical data they obtain is compromised due to the failure to adhere to the clinical protocols, regulatory requirements or for other reasons, the clinical trials may be extended, delayed or terminated, and CEL-SCI may not be able to obtain regulatory approval for, or successfully commercialize, the product candidates. As a result, CEL-SCI’s results of operations and the commercial prospects for the product candidates would be harmed, the costs could increase and the ability to generate revenues could be delayed.

Switching or adding additional CROs involves additional cost and requires management time and focus. In addition, there is a natural transition period when a new CRO commences work. As a result, delays may occur, which can materially impact CEL-SCI’s ability to meet the desired clinical development timelines. Though CEL-SCI diligently oversees and carefully manages its relationships with the CROs, there can be no assurance that CEL-SCI will not encounter similar challenges or delays in clinical development in the future or that these delays or challenges will not have a material adverse impact on CEL-SCI’s business, financial condition and prospects.

CEL-SCI has obtained orphan drug designation from the FDA for Multikine for neoadjuvant, or primary, therapy in patients with squamous cell carcinoma of the head and neck, but CEL-SCI may be unable to maintain the benefits associated with orphan drug designation, including the potential for market exclusivity.

Under the Orphan Drug Act, the FDA may grant orphan drug designation to a drug or biologic intended to treat a rare disease or condition, which is defined as one occurring in a patient population of fewer than 200,000 in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug or biologic will be recovered from sales in the United States. In the United States, orphan drug designation entitles a party to financial incentives such as opportunities for grant funding towards clinical trial costs, tax advantages and user fee waivers. In addition, if a product that has orphan drug designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications, including a full BLA, to market the same biologic for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity or where the manufacturer is unable to assure sufficient product quantity.

Even though CEL-SCI has received orphan drug designation for Multikine for the treatment of squamous cell carcinoma of the head and neck, CEL-SCI may not be the first to obtain marketing approval of a product for the orphan-designated indication due to the uncertainties associated with developing pharmaceutical products. CEL-SCI believes this to be unlikely since it does not know of any other company with a similar technology in Phase III studies. In addition, exclusive marketing rights in the United States may be limited if CEL-SCI seeks approval for an indication broader than the orphan-designated indication, or may be lost if the FDA later determines that the request for designation was materially defective or if CEL-SCI is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition. Further, even if CEL-SCI obtains orphan drug exclusivity for a product candidate, that exclusivity may not effectively protect the product candidate from competition because different drugs with different active moieties can be approved for the same condition. Even after an orphan product is approved, the FDA can subsequently approve another drug with the same active moiety for the same condition if the FDA concludes that the later drug is safer, more effective, or makes a major contribution to patient care. Orphan drug designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process.

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Statements in this prospectus and other documents about the efficacy and pathway of approval for Multikine are based on our analysis of our Phase III trial and are speculative in nature and may ultimately prove to be inaccurate or incorrect.

This prospectus and the documents incorporated by reference herein contain statements about the Company’s intention to pursue accelerated and/or conditional approval in various jurisdictions for Multikine, about Multikine's demonstrated efficacy and the potential to receive such approvals based on our analysis of the results of our Phase III trial and other data. However, these statements reflect our opinions and beliefs, and although we believe such statements are accurate, they are speculative in nature and there is a possibility that they may be inaccurate or incorrect. There is no certainty that the results observed in our Phase III trial will be replicated in any future study or results from any future study would not vary significantly from our Phase III trial results, or that our results to date, or the results of any future study, will be sufficient to obtain accelerated and/or conditional approvals for Multikine in any jurisdiction.

CEL-SCI may need to conduct a ‘Bridging study’ for the assay used in the confirmatory study to detect/determine the PD-L1 status of patients. The Bridging study will test the concordance of the PD-L1 test results between the assay used in the clinical trial with the diagnostic companion test for PD-L1; developed in collaboration with a diagnostics testing partner prior to submission for marketing approval for Multikine. If the bridging study or collaboration with our diagnostics partner is disrupted, then CEL-SCI may not be able to timely submit the marketing approval to the FDA.

For the confirmatory study, CEL-SCI is required to perform an assay for PD-L1 to determine if patients meet the required PD-L1 selection criteria. The PD-L1 test CEL-SCI proposes to use to select patients for the confirmatory study is the same test that was used in CEL-SCI’s Phase III trial, but is not a currently approved test for head and neck cancer. FDA agreed this test is acceptable to use for the confirmatory study, however, they also stipulated that Multikine will only be approved for commercial use in conjunction with a CDRH approved companion diagnostic test which will be used to determine PD-L1 levels in the head and neck cancer patient population for which Multikine is intended.  CEL-SCI intends to select a diagnostic partner for the companion diagnostic test’s development, validation, and future submission.

CEL-SCI will need to perform a bridging study to show that the PD-L1 assay test results CEL-SCI used for the selection of patients for the confirmatory study can be reproduced at an acceptable level of concordance using the companion diagnostic test for the testing of the same patient samples. There can be no assurance that CEL-SCI will be able to identify and collaborate with a suitable diagnostic partner on a timely basis, or at all. Even if CEL-SCI was able to establish such a collaboration, although there is a very good likelihood, there can be no complete assurance that CEL-SCI will be able to perform the bridging study successfully, on a timely basis or at all. Therefore, CEL-SCI may be unable to fulfill the criteria required to be able to submit the BLA and marketing license application to the FDA in a timely manner.

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Changes in U.S. Tariff Policies Could Adversely Affect Its Business

CEL-SCI’s business may be impacted by political, trade or regulatory developments in the jurisdictions in which CEL-SCI sells its products.

Significant political, trade, or regulatory developments in the jurisdictions in which CEL-SCI markets or may market its products, such as those stemming from the change in U.S. federal administration, are difficult to predict and may have a material adverse effect on CEL-SCI. Similarly, changes in U.S. federal policy that affect the geopolitical landscape could give rise to circumstances outside our control that could have negative impacts on its business operations. Historically, tariffs have led to increased trade and political tensions. In response to tariffs, other countries have implemented retaliatory tariffs on U.S. goods. Political tensions as a result of trade policies could reduce trade volume, investment, technological exchange and other economic activities between major international economies, resulting in a material adverse effect on global economic conditions and the stability of global financial markets. Any changes in political, trade, regulatory, and economic conditions, including U.S. trade policies, could have a material adverse effect on CEL-SCI’s financial condition, results of operations or the industry. The impact of these potential tariffs on CEL-SCI’s financial condition, results of operations or industry, if any, is subject to a number of factors that are not yet known, including any countermeasures that the target countries may take in response to such tariffs.

In light of these uncertainties, CEL-SCI can provide no assurance that any mitigating actions that may become available to CEL-SCI, such as its ability to pass along some or all of the costs of any tariffs to some or all of its customers, will be successful.

CEL-SCI’s international operations subject CEL-SCI to certain operating risks, which could adversely impact its results of operations and financial condition.

CEL-SCI has completed the Breakthrough Medicine Designation application for Multikine* and submitted it to the Saudi Food and Drug Authority (SFDA) in Saudi Arabia, on which CEL-SCI will work with a prospective Saudi partner, Dallah Pharma. The sale and shipment of products across international borders, as well as the purchase of components from international sources, subjects CEL-SCI to U.S. and foreign governmental trade, import and export, and customs regulations and laws. Compliance with these regulations and laws is costly and exposes CEL-SCI to penalties for non-compliance. Other laws and regulations that can significantly impact CEL-SCI include various anti-bribery laws, including the U.S. Foreign Corrupt Practices Act and anti-boycott laws, as well as export controls laws. Any failure to comply with applicable legal and regulatory obligations could impact CEL-SCI in a variety of ways that include, but are not limited to, significant criminal, civil and administrative penalties, including imprisonment of individuals, fines and penalties, denial of export privileges, seizure of shipments, restrictions on certain business activities and exclusion or debarment from government contracting. Also, the failure to comply with applicable legal and regulatory obligations could result in the disruption of shipping and sales activities.

In addition, several of the countries in which CEL-SCI could sell its products are, to some degree, subject to political, economic or social instability, and certain of such countries are or may in the future become the subject of U.S. or international sanctions.

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CEL-SCI’s international operations expose CEL-SCI and its distributors to risks inherent in operating in foreign jurisdictions. These risks include:

•	difficulties in enforcing or defending intellectual property rights;

•	pricing pressure that we may experience internationally;

•	a shortage of high-quality sales people and distributors;

•	third-party reimbursement policies that may require some of the patients who receive our products to directly absorb medical costs or that may necessitate the reduction of the selling prices of such products;

•	disadvantage to competition with established business and customer relationships;

•	the imposition of additional U.S. and foreign governmental controls or regulations;

•	economic or political instability;

•	changes in duties and tariffs, license obligations and other non-tariff barriers to trade;

•	the imposition of restrictions on the activities of foreign agents, representatives and distributors;

•	potentially adverse tax consequences, including in respect of transfer pricing, value added and other tax systems, double taxation, and/or taxation on repatriation of earnings, which could result in significant fines, penalties and additional taxes being imposed on CEL-SCI;

•	laws and business practices favoring local companies;

•	difficulties in maintaining consistency with our internal guidelines;

•	the imposition of costly and lengthy new export licensing requirements;

•	the imposition of U.S. or international sanctions against a country, company, person or entity with whom CEL-SCI does business that would restrict or prohibit continued business with the sanctioned country, company, person or entity;

•	negative publicity or public sentiment towards a country, company, person or entity with whom CEL-SCI does business that would result in continued business with the sanctioned country, company, person or entity to bring unfavorable publicity to CEL-SCI; and

•	the imposition of new trade restrictions.

If any of these events or circumstances were to occur, CEL-SCI’s sales in foreign countries may be harmed and CEL-SCI’s results of operations would suffer.

Risks Related to this Offering

Our outstanding options and warrants may adversely affect the trading price of our common stock.

As of November 6, 2025, there were outstanding warrants which allow the holders to purchase 36,421 shares of common stock, with a weighted average exercise price of $94.76 per share and outstanding options which allow the holders to purchase up to 709,913 shares of common stock, with a weighted average exercise price of $152.13 per share.  There are 765 options remaining for future issuances under our current stock option plans.  The outstanding options and warrants could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders of options and warrants can be expected to exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of the outstanding options and warrants.  For the life of the options and warrants, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options and warrants will also dilute the ownership interests of our existing stockholders.

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The provision of the amended bylaws requiring exclusive venue in the U.S. District Court for Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against CEL-SCI and its directors and officers and may not be enforceable.

Article X of CEL-SCI’s amended bylaws provides that stockholder claims brought against CEL-SCI, or its officers or directors, including any derivative claim or claim purportedly filed on its behalf, must be brought in the U.S. District Court for the district of Delaware and that with respect to any such claim, the laws of Delaware will apply.

The exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum the stockholder finds favorable for disputes with CEL-SCI or its directors or officers and may have the effect of discouraging lawsuits with respect to claims that may benefit CEL-SCI or its stockholders.

Although it is CEL-SCI’s intent that this provision applies to actions arising under the Securities Act of 1933 and the Securities Exchange Act of 1934 there is uncertainty as to whether a court would enforce this provision since Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations under the Securities Act.

In addition, since this provision in our bylaws applies to state law claims there is uncertainty as to whether any court would enforce this provision.

CEL-SCI has identified conditions and events that raise substantial doubt about its ability to continue as a going concern for more than twelve months.

Primarily as a result of CEL-SCI’s losses incurred to date, CEL-SCI’s expected continued future losses, and the uncertainties associated with obtaining regulatory approval and ultimately commercializing its products, management has identified conditions and events that raise substantial doubt about CEL-SCI’s ability to continue as a going concern.  CEL-SCI’s ability to continue as a going concern is contingent upon, among other factors, obtaining additional financing.

CEL-SCI’s management has identified certain control deficiencies in the design and implementation of its internal control over financial reporting that constituted material weaknesses.

CEL-SCI carried out an evaluation, under the supervision and with the participation of its Chief Executive Officer (“CEO”) and the Chief Financial and Operations Officer (“CFO/COO”), of the effectiveness of the design and operation of CEL-SCI’s disclosure controls and procedures at September 30, 2024.  Disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, are controls and procedures that are designed to ensure that information required to be disclosed in CEL-SCI’s reports filed or submitted under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms. Based on this evaluation, CEL-SCI’s CEO and CFO/COO concluded that the Company’s disclosure controls and procedures were not effective as of September 30, 2024 as a result of material weaknesses in CEL-SCI’s internal control over financial reporting as described in Item 9A of the Company’s annual report on Form 10-K for the fiscal year ending September 30, 2024.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “may,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements contained in this prospectus and the documents incorporated by reference herein and therein regarding our future strategy, plans and expectations regarding clinical trials, future regulatory approvals, our plans for the manufacturing and commercialization of our products, future operations, projected financial position, potential future revenues, projected costs, future prospects, and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. Forward-looking statements include, but are not necessarily limited to, those relating to:

•	our need for, and ability to raise, additional capital;

•	the results and timing of our clinical trials, including in particular our Phase III clinical trial for Multikine;

•	the regulatory review process and any regulatory approvals that may be issued or denied by the U.S. Food and Drug Administration, the European Medicines Agency, United Kingdom’s Medicines and Healthcare Products Regulatory Agency (MHRA), Health Canada or other regulatory agencies;

•	our manufacturing plans;

•	our need to secure collaborators to license, manufacture, market and sell any products for which we receive regulatory approval in the future;

•	the results of our internal research and development efforts;

•	the commercial success and market acceptance of any of our product candidates that are approved for marketing in the United States or other countries;

•	the safety and efficacy of medicines or treatments introduced by competitors that are targeted to indications which our product candidates are being developed to treat;

•	the acceptance and approval of regulatory filings;

•	our current or prospective collaborators’ compliance or non-compliance with their obligations under our agreements with them;

•	our plans to develop other product candidates; and

•	other factors discussed elsewhere in this prospectus or the documents incorporated by reference herein and therein.

You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on the cover page of this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these matters or how they may affect us. We have included important factors in the cautionary forward-looking statements above and in the section of this prospectus entitled “Risk Factors,” which we believe over time, could cause our actual results, performance or achievements to differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements. If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. These and other risks are detailed in this prospectus, in the documents that we incorporate by reference into this prospectus and in other documents that we file with the SEC. We have no duty to, and do not intend to, update or revise the forward-looking statements in this prospectus after the date of this prospectus except to the extent required by the federal securities laws. You should consider all risks and uncertainties disclosed in our filings with the SEC described in the sections of this prospectus entitled “Risk Factors,” “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference,” and the section of the accompanying prospectuses entitled “Additional Information” all of which are accessible on the SEC’s website at www.sec.gov.

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SELLING SHAREHOLDER

We have issued 375,000 shares of our common stock to Ergomed Group Limited in payment of services provided by Ergomed pursuant to the Master Services Agreement, dated April 19, 2013, as amended (the "MSA") and any Work Orders making up an integral part of the MSA, in connection with the confirmatory study relating to our Phase III clinical trial.

Ergomed has the option to sell these 375,000 shares by means of this prospectus.  Ergomed is sometimes referred to in this prospectus as the “selling shareholder”.

We will not receive any proceeds from the sale of the securities by the selling shareholder. We will pay all costs of registering the securities offered by the selling shareholder. These costs, based upon the time related to preparing this prospectus, are estimated to be $34,000. The selling shareholder will pay all sales commissions and other costs of the sale of its shares.

Name of Selling Shareholder	Shares Owned	Shares to be sold in this offering	Share ownership after offering
Ergomed Group Limited	375,000	375,000	--

Ergomed has contractually agreed to not sell more than 2,000 shares per day without our consent.

To our knowledge, Ergomed is not affiliated with a securities broker.

PLAN OF DISTRIBUTION

The shares of common stock may be sold by selling shareholder by one or more of the following methods, without limitation:

•	a block trade in which a broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

•	face-to-face transactions between the selling shareholder and purchasers without a broker/dealer.

In completing sales, brokers or dealers engaged by the selling shareholder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling shareholder in amounts to be negotiated. As to any particular broker-dealer, this compensation might be in excess of customary commissions. Neither we nor any selling shareholder can presently estimate the amount of such compensation. Notwithstanding the above, no FINRA member will charge commissions that exceed 8% of the total proceeds from the sale.

The selling shareholder and any broker/dealers who act in connection with the sale of its securities may be deemed to be "underwriters" within the meaning of §2(11) of the Securities Acts of 1933, and any commissions received by them and any profit on any resale of the securities as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

If the selling shareholder enters into an agreement to sell its securities to a broker-dealer as principal, and the broker-dealer is acting as an underwriter, we will file an amendment to this prospectus and a post-effective amendment to the registration statement, of which this prospectus is a part, identifying the broker-dealer, providing required information concerning the plan of distribution, and otherwise revising the disclosures in this prospectus as needed. We will also file the agreement between the selling shareholder and the broker-dealer as an exhibit to an 8-K report.

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The selling shareholder may also sell its shares pursuant to Rule 144 of the Securities and Exchange Commission.

We have advised the selling shareholder that in the event of a "distribution" of the securities owned by the selling shareholder, the selling shareholder, any "affiliated purchasers", and any broker/dealer or other person who participates in the distribution may be subject to Rule 102 of Regulation M under the Securities Exchange Act of 1934 ("1934 Act") until their participation in that distribution is completed. Rule 102 makes it unlawful for any person who is participating in a distribution to bid for or purchase securities of the same class as is the subject of the distribution. A "distribution" is defined in Rule 102 as an offering of securities "that is distinguished from ordinary trading transactions by the magnitude of the offering and the presence of special selling efforts and selling methods". We have also advised the selling shareholder that Rule 101 of Regulation M under the 1934 Act prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of the common stock in connection with this offering.

DESCRIPTION OF COMMON STOCK

We are authorized to issue 600,000,000 shares of common stock. Holders of our common stock are each entitled to cast one vote for each share held of record on all matters presented to the shareholders. Cumulative voting is not allowed; hence, the holders of a majority of our outstanding common shares can elect all directors.

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors out of funds legally available and, in the event of liquidation, to share pro rata in any distribution of our assets after payment of liabilities. Our Board of Directors is not obligated to declare a dividend. It is not anticipated that dividends will be paid in the foreseeable future.

Holders of our common stock do not have preemptive rights to subscribe to additional shares if issued. There are no conversion, redemption, sinking fund or similar provisions regarding the common stock. All outstanding shares of common stock are fully paid and non-assessable.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by Hart & Hart, LLC of Denver, Colorado.

EXPERTS

The financial statements of CEL-SCI Corporation (the Company) as of September 30, 2024 and 2023 and for each of the two years in the period ended September 30, 2024 incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended, or the Securities Act, with respect to the securities offered by this prospectus.  This prospectus filed as part of the registration statement does not contain all the information set forth in the registration statement and its exhibits.  For further information about us, we refer you to the registration statement and to its exhibits.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov. Our common stock is listed on the NYSE American, and reports, proxy statements and other information concerning us can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

These documents are also available, free of charge, through our website at www.cel-sci.com. Information contained on or accessible through our website is not incorporated by reference into this prospectus and you should not consider information on or accessible through our website to be part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below:

•	our annual report on Form 10-K for the fiscal year ended September 30, 2024;

•	our quarterly reports on Form 10-Q for the periods ended December 31, 2024, March 31, 2025 and June 30, 2025;

•	our current reports on Form 8-K filed with the SEC on November 13, 2024, November 15, 2024, December 31, 2024, March 18, 2025, May 19, 2025, May 23, 2025, July 14, 2025, August 25, 2025, August 29, 2025 and November 5, 2025;

•	our Proxy Statement relating to our May 19, 2025 Annual Meeting of Shareholders; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on July 2, 1996 and all amendments and reports updating that description.

We also incorporate by reference any future filings (other than any filings or portions of such reports that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules, including Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus, and such documents will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

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Copies of these filings are also available without charge on the SEC’s website (www.sec.gov) and on our website (www.cel-sci.com)

You may request a copy of these documents, orally or in writing, which will be provided to you at no cost by contacting:

CEL-SCI Corporation

8229 Boone Blvd., #802

Vienna, Virginia 22182

Attention: Chief Financial and Operations Officer

Telephone: (703) 506-9460

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375,000 Shares Common Stock

_______________

PROSPECTUS

_______________

, 2025

PART II

Information Not Required in Prospectus

Item 14.  Other Expenses of Issuance and Distribution.

The following table shows the costs and expenses payable by the Company in connection with this registration statement.

SEC Filing Fee	$344
Legal Fees and Expenses	9,000
Accounting Fees and Expenses	24,000
Miscellaneous Expenses	656
TOTAL	$34,000

All expenses other than the SEC filing fee are estimated.

Item 15. Indemnification of Officers and Directors

The Colorado Business Corporation Act provides that the Company may indemnify any and all of its officers, directors, employees or agents or former officers, directors, employees or agents, against expenses actually and necessarily incurred by them, in connection with the defense of any legal proceeding or threatened legal proceeding, except as to matters in which such persons shall be determined to not have acted in good faith and in the Company’s best interest.

Item 16. Exhibits

4	Securities Purchase Agreement between CEL-SCI Corporation and Ergomed Group Limited, dated November 5, 2025

5	Legal Opinion

23.1	Consent of Hart & Hart, LLC

23.2	Consent of BDO USA, P.C.

107	Calculation of Filing Fee Table

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the forgoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of l933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Vienna, Virginia on the 7th day of November, 2025.

CEL-SCI CORPORATION

By:	/s/ Geert Kersten
Geert Kersten
Chief Executive Officer

By:	/s Patricia Prichep
Patricia Prichep
Chief Financial and Operations Officer

In accordance with the requirements of the Securities Act of l933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Geert Kersten	Chief Executive Officer and Director	November 7, 2025
Geert Kersten

/s/ Bruno Baillavoine	Director, Chairman of the Board	November 7, 2025
Bruno Baillavoine

/s/ Robert Watson	Director	November 7, 2025
Robert Watson

EXHIBITS

CEL-SCI CORPORATION

REGISTRATION STATEMENT ON FORM S-3